Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

April 30, 2024

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of an aggregate of 17,580,566 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of Xilio Therapeutics, Inc., a Delaware corporation (the “Company”). All of the Shares are being registered for resale on behalf of certain stockholders of the Company (each, a “Selling Stockholder” and together, the “Selling Stockholders”). The Shares consist of (i) 1,953,125 outstanding shares of Common Stock (the “Outstanding Shares”) that are held by certain of the Selling Stockholders and (ii) 15,627,441 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of outstanding pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) that are held by one of the Selling Stockholders.

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Pre-Funded Warrants, the Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion below, insofar as it relates to the Outstanding Shares being fully paid, is based solely on a certificate of the Senior Vice President, Finance and Accounting of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Outstanding Shares.

We assume that appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholders, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws, to the extent required.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable, and (ii) the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the

April 30, 2024

Pre-Funded Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING

HALE AND DORR LLP